UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2009, the Compensation Committee of the Board of Directors of Copano Energy, L.L.C. (“Copano”) approved salary increases for the named executive officers listed below.  Salaries for named executive officers other than Carl A. Luna will be effective January 1, 2010.  Mr. Luna’s revised salary is effective as of October 14, 2009, the date he was appointed Copano’s Chief Financial Officer.

Name	Title	New Salary
R. Bruce Northcutt	President and Chief Executive Officer	$313,000
Carl A. Luna	Senior Vice President and Chief Financial Officer	$245,000
John A. Raber	Executive Vice President; President and Chief Operating Officer, Rocky Mountains	$302,000
Sharon Robinson	Senior Vice President; President and Chief Operating Officer, Oklahoma	$260,000

In addition, the Committee approved a $15,000 Special Incentive Award under Copano’s Management Incentive Compensation Plan for Mr. Luna in recognition of his service as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: November 16, 2009	By:	/s/ Carl A. Luna
/s/ Carl A. Luna
Senior Vice President and Chief Financial Officer